Exhibit 99.1

Contact:

Michael J. Culotta

Executive Vice President and Chief Financial Officer

(502) 627-7475

PHARMERICA MAKES BID TO ACQUIRE CHEM RX CORPORATION

LOUISVILLE, Kentucky (September 27, 2010) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy and hospital pharmacy management services, today announced that it has signed an asset purchase agreement to acquire substantially all of the assets of Chem Rx Corporation for $70.6 million. The acquisition is subject to the approval of the Bankruptcy Court and Chem Rx not receiving a higher offer from a third-party through a Court-approved auction process. PharMerica intends to pay the purchase price with existing cash and borrowings under its revolving line of credit.

Chem Rx Corporation is a long term care pharmacy company doing business in New York State, New Jersey, Pennsylvania, and Florida. Chem Rx has been in business for over 40 years and provides prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies to approximately 60,000 patients. Chem Rx filed for Chapter 11 bankruptcy protection in the Delaware District of United States Bankruptcy Court on May 11, 2010. The proposed transaction will take place pursuant to Section 363 of the United States Bankruptcy Code. PharMerica is seeking to be designated as the “stalking horse” in the bankruptcy proceedings. The transaction, if approved by the Bankruptcy Court, is expected to close during the fourth quarter of 2010. The transaction is also subject to the satisfaction of the conditions set forth in the purchase agreement and other customary antitrust and regulatory approvals.

Commenting on the announcement, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “Chem Rx offers PharMerica a great opportunity to enter the New York and New Jersey markets and expand our national footprint. Chem Rx brings over four decades of experience in the New York marketplace, which, combined with PharMerica’s scale and financial stability, will provide significant benefits to Chem Rx’s customers. Chem Rx will operate as a separate subsidiary, and PharMerica looks forward to partnering with Jerry Silva and his management team.”

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company servicing healthcare facilities in the United States. As of June 30, 2010, PharMerica operated 90 institutional pharmacies in 41 states. PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers. The Company also provides pharmacy management services to long-term care hospitals.

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PMC Enters into Agreement to Acquire Chem Rx Corporation

September 27, 2010

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the benefits and efficiencies to be derived from the proposed acquisition, and the timeframe for the closing of the proposed acquisition. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions. These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include, but are not limited to, the ability of the Company to integrate the acquired operations and achieve the benefits currently expected from the proposed acquisition, the timing, receipt of approvals, and satisfaction of conditions for the transaction, and those risks and uncertainties that are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including current reports on Form 10-Q, filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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